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                                              Filed Pursuant to Rule 424(b)(5)
                                              Registration No.: 333-61840

             SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED JUNE 28, 2001
                       (TO PROSPECTUS DATED JUNE 28, 2001)
                                  $399,403,977
                                  (APPROXIMATE)



                           DLJ MORTGAGE CAPITAL, INC.
                                     Seller


                      FIRST NATIONWIDE MORTGAGE CORPORATION
                   WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
                              Sellers and Servicers


                      CHASE MANHATTAN MORTGAGE CORPORATION
                                    Servicer


                           CREDIT SUISSE FIRST BOSTON
                            MORTGAGE SECURITIES CORP.
                                    Depositor

          FNT MORTGAGE-BACKED PASS-THROUGH CERTIFICATES, SERIES 2001-2

                                 --------------



     The prospectus supplement dated June 28, 2001 to the prospectus dated June 28, 2001 with respect to the above captioned series of certificates is hereby amended as follows:

     o the definition of Subordinate Class I-B Principal Distribution Amount under the heading "Description of the Certificates--Glossary of Terms" is hereby deleted in its entirety and replaced by the following:

     "SUBORDINATE CLASS I-B PRINCIPAL DISTRIBUTION AMOUNT--For any related distribution date, the excess of (A) the sum of (i) the Group I Subordinate Percentage of the Principal Payment Amount for loan group I (exclusive of the portion thereof attributable to the Class I-P Principal Distribution Amount),
(ii) the Subordinate Class I-B Principal Prepayments Distribution Amount, and
(iii) the Subordinate Class I-B Liquidation Amount over (B) the amounts required to be distributed to the Class A-P Certificates pursuant to clause (i) of paragraph (e) under "Priority of Distributions" in this prospectus supplement on that distribution date."

                           Credit Suisse First Boston
                                   Underwriter


                 The date of this Supplement is October 5, 2001.